UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported): June 19, 2007

                               CELGENE CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                      0-16132                22-2711928
--------------------------------------------------------------------------------
 (State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

   86 Morris Avenue, Summit, New Jersey                         07901
--------------------------------------------------------------------------------
 (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (908) 673-9000



--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS


              On June 19, 2007, Celgene Corporation announced that REVLIMID(R) (lenalidomide) has been granted full marketing authorization by the European Commission for use in combination with dexamethasone as a treatment for patients with multiple myeloma who have received at least one prior therapy. Multiple myeloma is the second most commonly diagnosed blood cancer. According to the International Myeloma Foundation, there are an estimated 750,000 people with multiple myeloma worldwide. There are more than 85,000 men and women in Europe currently undergoing treatment for multiple myeloma, and 25,000 people are expected to die from this blood cancer in 2007.

              The Marketing Authorization Application (MAA) for REVLIMID(R) was based upon the safety and efficacy results of two large, randomized pivotal Phase III special protocol assessment trials, North American Trial MM-009 and International Trial MM-010, evaluating REVLIMID(R) plus dexamethasone in multiple myeloma patients that have received at least one prior therapy.

              Attached hereto and incorporated herein by reference as Exhibit
              99.1 is the Press Release announcing such information.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

              (d) Exhibit 99.1 - Press Release dated June 19, 2007





                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CELGENE CORPORATION



Date:  June 19, 2007                      By: /s/ Robert J. Hugin
                                          --------------------------------------
                                                  Name:  Robert J. Hugin
                                                  Title: President and
                                                         Chief Operating Officer